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                                                                      Exhibit 21


                                 SUBSIDIARIES
                                      OF
                      MOUNTAINBANK FINANCIAL CORPORATION



                     Name                State of Incorporation
           -----------------------    ----------------------------

                 MountainBank                North Carolina